Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 4th QUARTER 2007 RESULTS

El Segundo, California, February 13, 2008 – DaVita Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2007. Net income for the three months ended December 31, 2007 was $85.7 million, or $0.79 per share, as compared to $74.1 million, or $0.70 per share, for the same period of 2006.

Net income for the year ended December 31, 2007 excluding after-tax gains from insurance settlements, the after-tax valuation gain on the Company’s product supply agreement with Gambro Renal Products and after-tax gains on the sale of investment securities was $340.3 million, or $3.17 per share, as compared with $266.5 million or $2.52 per share for the same period of 2006.

Financial and operating highlights include:

•

Cash Flow: For the year ended December 31, 2007 operating cash flow was $533 million and free cash flow was $421 million. For the three months ended December 31, 2007 operating cash flow was $223 million and free cash flow was $185 million.

•

Operating Income: Operating income for the three months ended December 31, 2007 was $195 million, as compared to $189 million for 2006. Operating income for the year ended December 31, 2007 was $862 million including pre-tax gains from insurance settlements of $6.8 million, and the pre-tax valuation gain on the Company’s product supply agreement with Gambro Renal Products of $55 million, and was $800 million excluding these items, as compared to $701 million for 2006.

•

Volume: Total treatments for the fourth quarter of 2007 were 3,983,542 or 50,045 treatments per day, as compared to 3,723,198 or 47,369 treatments per day for the fourth quarter of 2006. Non-acquired treatment growth in the quarter was 4.6% over the prior year’s fourth quarter.

•

Effective Tax Rate: The annual effective tax rate for the year ended December 31, 2007 was 39.2% and was 37.9 % for the three months ended December 31, 2007. We currently project our annual effective tax rate for 2008 to be in the range of 39.0% to 40.0%.

•

Center Activity: As of December 31, 2007, we operated or provided administrative services at 1,359 outpatient dialysis centers serving approximately 107,000 patients, of which 1,336 centers are consolidated in our financial statements. During the fourth quarter of 2007, we acquired 6 centers, opened 25 new centers, closed 3 centers and discontinued providing administrative services to 20 centers. We also acquired a 50% non-controlling ownership interest in 6 centers.

Outlook

Our operating income guidance for 2008, excluding the impact of any potential Medicare legislation, is still projected to be in the range of $790-850 million; however, we continue to believe that operating income is more likely to be in the lower end of the range for 2008. We are entering into a period of unusual earnings uncertainty. Therefore, the guidance range for 2008 does not capture as high a percentage of the potential outcomes as usual. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the fourth quarter ended December 31, 2007 on February 13, 2008 at 5PM Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2008 operating results. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended September 30, 2007. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors and possible reductions in government payment rates,

•	changes in the structure of and payment rates under the Medicare ESRD Program which may further reduce Medicare payment rates,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Net operating revenues	$1,354,869	$1,272,617	$5,264,151	$4,880,662
Operating expenses and charges:
Patient care costs	927,503	872,556	3,590,344	3,390,351
General and administrative	134,987	124,457	491,236	453,516
Depreciation and amortization	51,392	45,209	193,470	173,295
Provision for uncollectible accounts	34,996	32,908	136,682	126,203
Minority interests and equity income, net	10,728	8,976	45,485	35,833
Valuation gain on Alliance and Product Supply Agreement	—	—	(55,275)	(37,968)

Total operating expenses and charges	1,159,606	1,084,106	4,401,942	4,141,230

Operating income	195,263	188,511	862,209	739,432

Debt expense	(62,651)	(69,907)	(257,147)	(276,706)
Other income	5,329	2,915	22,460	13,033

Income from continuing operations before income taxes	137,941	121,519	627,522	475,759
Income tax expense	52,224	47,390	245,744	186,430

Income from continuing operations	85,717	74,129	381,778	289,329
Discontinued operations
Gain on disposal of discontinued operations, net of tax	—	—	—	362

Net income	$85,717	$74,129	$381,778	$289,691

Earnings per share:
Basic earnings per share from continuing operations	$0.80	$0.71	$3.61	$2.79

Basic earnings per share	$0.80	$0.71	$3.61	$2.80

Diluted earnings per share from continuing operations	$0.79	$0.70	$3.55	$2.73

Diluted earnings per share	$0.79	$0.70	$3.55	$2.74

Weighted average shares for earnings per share:
Basic	106,885,553	104,193,829	105,893,052	103,520,254

Diluted	108,250,536	106,219,281	107,418,240	105,793,246

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2007	2006
Cash flows from operating activities:
Net income	$381,778	$289,691
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	193,470	173,295
Valuation gain on Alliance and Product Supply Agreement	(55,275)	(37,968)
Stock-based compensation expense	34,149	26,389
Tax benefits from stock award exercises	32,788	40,375
Excess tax benefits from stock award exercises	(25,541)	(37,251)
Deferred income taxes	18,601	2,342
Minority interests in income of consolidated subsidiaries	46,702	38,141
Distributions to minority interests	(48,029)	(32,271)
Equity investment income	(1,217)	(2,308)
(Gain) loss on disposal of discontinued operations and other dispositions	(2,825)	239
Non-cash debt and non-cash rent charges	12,713	27,736
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	15,911	(74,737)
Inventories	11,271	(18,587)
Other receivables and other current assets	(61,049)	(34,044)
Other long term assets	(14,528)	(9,791)
Accounts payable	(9,216)	40,712
Accrued compensation and benefits	9,691	101,555
Other current liabilities	657	88,841
Income taxes	(12,779)	(67,329)
Other long-term liabilities	5,764	4,541

Net cash provided by operating activities	533,036	519,571

Cash flows from investing activities:
Additions of property and equipment, net	(272,212)	(262,708)
Acquisitions and purchases of other ownership interests	(127,094)	(86,504)
Proceeds from divestitures and asset sales	12,289	22,179
Purchase of investments available-for-sale	(52,085)	(3,726)
Purchase of investments held-to-maturity	(23,061)	—
Proceeds from sale of investments available-for-sale	32,274	3,030
Maturities of investments	4,795	—
Purchase of a non-controlling ownership interest in an unconsolidated joint venture	(17,550)	—
Contributions from minority owners	18,463	21,263
Purchase of intangible assets	(2,291)	(5,597)

Net cash used in investing activities	(426,472)	(312,063)

Cash flows from financing activities:
Borrowings	13,113,640	6,354,784
Payments on long-term debt	(13,160,942)	(6,761,743)
Deferred financing costs	(4,511)	(2)
Purchase of treasury stock	(6,350)	—
Excess tax benefits from stock award exercises	25,541	37,251
Stock award exercises and other share issuances, net	62,902	40,593

Net cash provided by (used in) financing activities	30,280	(329,117)

Net increase (decrease) in cash and cash equivalents	136,844	(121,609)
Cash and cash equivalents at beginning of period	310,202	431,811

Cash and cash equivalents at end of period	$447,046	$310,202

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$447,046	$310,202
Short-term investments	40,278	4,734
Accounts receivable, less allowance of $195,953 and $171,757	927,949	932,385
Inventories	80,173	89,119
Other receivables	198,744	148,842
Other current assets	34,482	25,124
Deferred income taxes	247,578	199,090

Total current assets	1,976,250	1,709,496
Property and equipment, net	939,326	849,966
Amortizable intangibles, net	183,042	203,721
Investments in third-party dialysis businesses	19,446	1,813
Long-term investments	22,562	13,174
Other long-term assets	35,401	45,793
Goodwill	3,767,933	3,667,853

	$6,943,960	$6,491,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$225,461	$251,686
Other liabilities	486,151	473,219
Accrued compensation and benefits	334,961	341,766
Current portion of long-term debt	23,431	20,871
Income taxes payable	16,492	24,630

Total current liabilities	1,086,496	1,112,172
Long-term debt	3,683,887	3,730,380
Other long-term liabilities	83,448	50,076
Alliance and product supply agreement, net	41,307	105,263
Deferred income taxes	166,055	125,642
Minority interests	150,517	122,359
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 and 195,000,000 shares authorized; 134,862,283 shares issued; 107,130,127 and 104,636,608 shares outstanding)	135	135
Additional paid-in capital	707,080	630,091
Retained earnings	1,515,290	1,129,621
Treasury stock, at cost (27,732,156 and 30,225,675 shares)	(487,744)	(526,920)
Accumulated other comprehensive (loss) income	(2,511)	12,997

Total shareholders’ equity	1,732,250	1,245,924

	$6,943,960	$6,491,816

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007
Financial Results excluding gains from insurance settlements, the valuation gain on the product supply agreement and gains on sale of investment securities:
Net income (1)	$85.7	$89.3	$74.1	$340.3
Diluted earnings per share	$0.79	$0.83	$0.70	$3.17
Operating income (1)	$195.3	$205.6	$188.5	$800.2
Operating income margin	14.4%	15.6%	14.8%	15.2%
Other comprehensive income
Unrealized loss on securities, net of tax benefits of $4.8, $5.1, $0.7 and $9.9	$(7.5)	$(8.0)	$(1.1)	$(15.5)

Business Metrics:
Volume
Treatments	3,983,542	3,842,763	3,723,198	15,318,995
Number of treatment days	79.6	78.0	78.6	313
Treatments per day	50,045	49,266	47,369	48,942
Per day year over year increase	5.6%	6.1%	7.0%	5.5%
Non-acquired growth year over year	4.6%	5.2%	5.5%	4.6%

Revenue
Total operating revenue	$1,355	$1,318	$1,273	$5,264
Dialysis revenue per treatment, including the lab	$328.11	$333.57	$334.45	$334.26
Per treatment (decrease) increase from previous quarter	(1.6)%	(1.3)%	0.9%	—
Per treatment (decrease) increase from previous year	(1.9)%	0.6%	4.5%	1.2%

Expenses
A. Patient care costs
Percent of revenue	68.5%	67.5%	68.6%	68.2%
Per treatment	$232.83	$231.67	$234.36	$234.37
Per treatment increase (decrease) from previous quarter	0.5%	(1.4)%	0.3%	—
Per treatment (decrease) increase from previous year	(0.7)%	(0.8)%	2.6%	0.2%
Per treatment (excluding gains from insurance settlements of $1.76 and $0.44 for the third quarter and year ended December 31, 2007, respectively)	—	$233.43	—	$234.81

B. General & administrative expenses
Percent of revenue	10.0%	9.1%	9.8%	9.3%
Per treatment	$33.89	$31.38	$33.43	$32.07
Per treatment increase (decrease) from previous quarter	8.0%	(2.8)%	8.1%	—
Per treatment increase from previous year	1.4%	1.5%	19.9%	2.5%

C. Bad debt expense as a percent of current-period revenue	2.6%	2.6%	2.6%	2.6%

D. Consolidated effective tax rate from continuing operations	37.9%	39.4%	39.0%	39.2%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended						Year ended
	December 31, 2007		September 30, 2007		December 31, 2006		December 31, 2007
Cash Flow
Operating cash flow	$223.3		$95.8		$190.1		$533.0
Operating cash flow, last twelve months	$533.0		$499.8		$519.6		$—
Free cash flow (1)	$184.6		$73.5		$158.9		$421.4
Free cash flow, last twelve months (1)	$421.4		$395.6		$410.4		$—
Capital expenditures:
Development and relocations	$60.4		$48.5		$44.5		$162.3
Routine maintenance/IT/other	$39.7		$22.6		$32.5		$113.9
Acquisition expenditures	$45.3		$75.5		$10.9		$127.1

Accounts Receivable
Net receivables	$928		$976		$932
DSO	66		70		70

Debt/Capital Structure
Total debt, excluding debt premium of $4.5 million	$3,703		$3,701		$3,751
Net debt, net of cash, excluding debt premium of $4.5 million	$3,256		$3,309		$3,441
Leverage ratio (see Note 1)	2.99	x	3.10	x	3.66	x

Clinical (quarterly averages)
Dialysis adequacy—% of patients with Kt/V > 1.2	94.4%		93.6%		92.9%
Patients with albumin ≥ 3.5	83.7%		82.9%		84.0%
Patients with HCT ≥ 33	82.4%		82.8%		84.7%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

	Year ended December 31, 2007
Net income	$381,778
Income taxes	245,744
Debt expense including the write-off of deferred financing costs, (excluding other cash charges of $180)	256,967
Depreciation and amortization	193,470
Minority interests and equity income, net	45,485
Valuation gain on Product Supply Agreement	(55,275)
Other	(300)
Stock-based compensation expense	34,149

“Consolidated EBITDA”	$1,102,018

	December 31, 2007
Total debt, excluding debt premium of $4.5 million	$3,702,839
Letters of credit issued	41,002

	3,743,841
Less: cash and cash equivalents	(447,046)

Consolidated net debt	$3,296,795

Last twelve months “Consolidated EBITDA”	$1,102,018

Leverage ratio	2.99	x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 5.25 to 1.0 as of December 31, 2007. At that date, the Company’s leverage ratio did not exceed 5.25 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income excluding gains from insurance settlements, the valuation gain on the product supply agreement and gains on the sale of investment securities

Net income excluding gains from insurance settlements, the valuation gain on the product supply agreement and gains on the sale of investment securities held by us, excludes certain unusual or non-recurring items in order to present a measure of net income that is more reflective of the normal day-to-day operations of our business. Gains from insurance settlements relates to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers. The valuation gains on the product supply agreement with Gambro Renal Products reflect non-cash items. In 2006, the valuation gain resulted from the modification of the product supply agreement, that reduced our required purchase obligations, and in 2007, the valuation gain resulted from an additional modification of the product supply agreement, which resulted in the termination of our obligation to purchase dialysis machines from Gambro Renal Products Inc. under that agreement. Gains on the sale of investment securities related to the sale of our common stock in NxStage. We believe that the exclusion of each of these items enhances a user’s understanding of our normal operations and performance and that the adjusted amount of net income is more comparable to prior periods and therefore more indicative of our performance for purposes of period over period comparison. Our management eliminates these items when evaluating our operating performance. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to net income.

	Three months ended			Year ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income	$85,717	$94,455	$74,129	$381,778	$289,691
Less: Gains on insurance settlements	—	(6,779)	—	(6,779)	—
Valuation gain	—	—	—	(55,275)	(37,968)
Gain on the sale of investment securities	—	(1,634)	—	(5,868)	—
Add: Related income tax	—	3,273	—	26,422	14,770

	$85,717	$89,315	$74,129	$340,278	$266,493

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding pre-tax gains from insurance settlements, and the pre-tax valuation gain on the product supply agreement

Operating income excluding gains from insurance settlements, and the valuation gain on the product supply agreement, excludes certain unusual or non-recurring items in order to present a measure of operating income that is more reflective of the normal day-to-day operations of our business. Gains from insurance settlements relates to insurance proceeds from Hurricane Katrina and from a fire that destroyed one of our centers. The valuation gains on the product supply agreement with Gambro Renal Products reflect non-cash items. In 2006, the valuation gain resulted from the modification of the product supply agreement, that reduced our required purchase obligations, and in 2007, the valuation gain resulted from an additional modification of the product supply agreement, which resulted in the termination of our obligation to purchase dialysis machines from Gambro Renal Products Inc. under that agreement. We believe that the exclusion of each of these items enhances a user’s understanding of our normal operations and performance and that the adjusted amount of operating income is more comparable to prior periods and therefore more indicative of our performance for purposes of period over period comparison. Our management eliminates these items when evaluating our operating performance. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative operating income.

	Three months ended			Year ended December 31, 2007	Year ended December 31, 2006
	December 31, 2007	September 30, 2007	December 31, 2006
Operating income	$195,263	$212,412	$188,511	$862,209	$739,432

Less: Gains from insurance settlements	—	(6,779)	—	(6,779)	—
Valuation gain	—	—	—	(55,275)	(37,968)

	$195,263	$205,633	$188,511	$800,155	$701,464

3. Free cash flow

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	December 31, 2007	September 30, 2007	December 31, 2006
Cash provided by operating activities	$223,326	$95,778	$190,108
Less: Expenditures for routine maintenance and information technology	(38,688)	(22,229)	(31,214)

Free cash flow	$184,638	$73,549	$158,894

	Rolling 12-Month Period
	December 31, 2007	September 30, 2007	December 31, 2006
Cash provided by operating activities	$533,036	$499,818	$519,571
Less: Expenditures for routine maintenance and information technology	(111,663)	(104,189)	(109,131)

Free cash flow	$421,373	$395,629	$410,440